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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 1, 2003
                                                           ------------



                              NEOWARE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


             Delaware                     000-21240              23-2705700
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(State or other jurisdiction of     (Commission File No.)      (IRS Employer
incorporation or organization)                               Identification No.)



                                400 Feheley Drive
                       King of Prussia, Pennsylvania 19406
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                    (Address of principal executive offices)

 (Registrant's telephone number including area code)     (610) 277-8300
                                                    ----------------------------



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Item 2. Acquisition or Disposition of Assets.

         On July 1, 2003, Neoware Systems, Inc., a Delaware corporation ("Neoware"), through a wholly-owned UK subsidiary completed its acquisition of the host access software product line ("Product Line") currently operated by Pericom Software Plc ("Pericom") in accordance with a sale and purchase agreement, dated July 1, 2003 (the "Agreement"). The assets acquired consisted principally of intellectual property and technology, customer lists, customer contracts and distribution channels that allow employees, vendors and customers of global enterprises to run applications on mainframe, midrange, UNIX and Linux systems. Neoware intends to continue to use the assets for similar purposes.

         The purchase price was $9.75 million, $1 million of which is being held in an escrow account for 12 months from the date of the closing to satisfy claims pursuant to the warranties and certain obligations of Pericom. The purchase price was paid with cash on hand. The amount and type of consideration was determined on the basis of arm's length negotiations between Neoware and Pericom.

         From 1996 until completion of this acquisition, under an agreement with Pericom, Neoware licensed Pericom's host access software for incorporation into its thin client products.

         The description of the terms of the Agreement is not complete and is qualified by reference to the Agreement which is attached as Exhibit 2.1 and incorporated by reference.

         A copy of the press release announcing the signing of the Agreement and the closing of the acquisition is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial statements of Business Acquired.

         If required pursuant to Article 3 of Regulation S-X, the financial statements of the Product Line acquired by Neoware will be filed in accordance with Item 7(a)(4) of Form 8-K by amendment to this Form 8-K on or before 75 days from the date of the closing of the acquisition.

(b) Pro Forma Financial Information.

         If required pursuant to Article 11 of Regulation S-X, the pro forma financial information will be filed in accordance with Item 7(b) of Form 8-K by amendment to this Form 8-K on or before 75 days from the date of the closing of the acquisition.







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(c) Exhibits.

         2.1 Agreement for the sale and purchase of the terminal emulation software business of Pericom Holdings Plc and Pericom Software Plc among Neoware UK Ltd., as purchaser, Neoware Systems, Inc., as guarantor, Pericom Holdings Plc and Pericom Software Plc, as sellers, and Ron Cragg, as to a non-compete, dated July 1, 2003. (Schedule 3 and the Appendices to the Agreement (a list of which is attached as Exhibit 99.2 hereto) are not being filed as Exhibits to the Current Report on Form 8-K. Neoware agrees to furnish supplementally a copy of Schedule 3 and any such Appendices to the Securities and Exchange Commission upon request.)

         99.1     Press Release dated July 1, 2003.

         99.2     List of Omitted Schedule and Appendices to the Agreement.


























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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

                                           NEOWARE SYSTEMS, INC.


Dated: July  16, 2003                      By: Keith D. Schneck
                                               -----------------------
                                           Executive Vice President and
                                           Chief Financial Officer














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                                    EXHIBITS


Exhibit No.                Description
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2.1               Agreement for the sale and purchase of the terminal emulation software business of Pericom Holdings Plc and Pericom Software Plc among Neoware UK Ltd., as purchaser, Neoware Systems, Inc., as guarantor, Pericom Holdings Plc and Pericom Software Plc, as sellers, and Ron Cragg, as to a non-compete, dated July 1, 2003. (Schedule 3 and the Appendices to the Agreement (the contents of which are described in the Agreement) are not being filed as Exhibits to the Current Report on Form 8-K. Neoware agrees to furnish supplementally a copy of Schedule 3 and any such Appendices to the Securities and Exchange Commission upon request.)

99.1              Press Release dated March 22, 2001.

99.2              List of omitted Schedule and Appendices to the Agreement.